Exhibit 10.2
CirTran Corporation
Form 10-KSB

                       Cogent Capital Corp.
                       11444 South 1780 East
                          Sandy, UT 84092

                            May 12,1999

PRIVATE AND CONFIDENTIAL

Iehab Hawatmeh, President
Circuit Technology, Inc.
4125 S. 6000 W.
West Valley City, Utah 84128

Dear Mr. Hawatmeh:

       This letter agreement (the "Agreement") confirms our understanding that Circuit Technology, Inc. (the "Company") has engaged Cogent Capital Corp., a Utah corporation ("Cogent"), to act as a financial advisor to the Company for a period of one (1) year (the "Term") in connection with any proposed Business Combination involving the Company and another party or entity introduced to the Company by Cogent (a "Third Party").

      As used in this Agreement-the term "Business Combination" means, whether effected in one or a series of transactions, (a) any merger, consolidation, reorganization, or other business combination (including asset acquisitions or dispositions, in whole or part) pursuant to which the business, in whole or part, of the Company is combined with that of one or more Third Parties or one or more persons formed by or affiliated with a Third Party,
(b) the acquisition, directly or indirectly, by one or more Third Parties of all or substantially all of the assets of, or any right to all or substantially all of the revenues or income of, the Company by way of a negotiated purchase, lease, license, exchange, joint venture or other Means, or (c) the acquisition directly or indirectly, by one or more Third Parties of control of the Company through a proxy contest or other capital stock transaction.

1. Financial Advisory Services. In the capacity of a financial advisor for the Company, Cogent will, in consultation with the Company, assist the Company in analyzing, structuring, negotiating and effecting proposed Business Combinations on the terms and conditions provided herein. In this regard, we propose to undertake certain activities on the Company's behalf, as appropriate, including the following:

      1.1   Submit  a  list  to the Company of  prospective  Third
Parties;

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Iehab Hawatmeh, President
May 12,1999
Page 2

     1.2 Advise the Company regarding financing alternatives and Business Combinations which have the potential to enhance values to be realized by the Company or further the Company's objectives;

     1.3 If the Company and Cogent deem it advisable, assist the Company in preparing a brochure or other document to be utilized in discussions with prospective Third Parties which will describe the Company in such detail as may be appropriate under the circumstances;

     1.4 Assist the Company in its determination of appropriate and desirable values to be realized in a Business Combination;

     1.5 Recommend procedures through which the Company could explore the terms and conditions under which the Company could be acquired by, or effect some other form of Business Combination with a Third Party and, in that connection, provide advice regarding the identity of potential Third Parties, assist in the preparation of any required documentation and, in the event negotiations are held, or an agreement in principle is reached, with a Third Party relating to any potential
          Business Combination, assist the Company in such negotiations, including assisting in negotiating the definitive Business Combination documents;

     1.6 Recommend procedures through which the Company could explore the terms and conditions under which certain assets of the Company, including divisions, subsidiaries and other significant assets could be sold, financed or refinanced; and in this connection Cogent will provide advice regarding the identity of potential Third Parties or other financing sources of such assets and will assist  the  Company  in negotiations  with  such  Third
          Parties   or financial institutions;

     1.7 Advise and assist the Company's management in making presentations to the Company's Board of Directors about proposed Business Combinations;

     1.8 If requested by the Company, render an opinion as to whether or not the consideration to be paid in a proposed Business Combination is fair to the Company and the shareholders of the Company from a financial point of view; and

     1.9 Render such other financial advisory and investment banking services as may from time to time be agreed upon by the Company and Cogent, including but not limited to, evaluating the Company's capital requirements, review financing and refinancing alternatives for meeting such requirements, and
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Iehab Hawatmeh, President
May 12,1999
Page 3

          recommend   to   the  Company  specific  financing   and
     refinancing     structures, and the procedures through  which
     the Company will    execute potential  financing strategies.

2. Financial Advisory Services Fee. Cogent's total compensation from the Company for all of its efforts and services hereunder shall be as set forth below in this Section 2.

     2.1 If, during the Term hereof or within six (6) months after the expiration of the Term, (a) a Business Combination is consummated by the Company or (b) the Company enters into a written agreement which subsequently results in a Business Combination, then Cogent's total compensation (the "Advisory Fee") shall be as follows:

          2.1.1 If the Company's value as established in the Business Combination is set at less than Eight Million Dollars ($8,000,000), then Cogent will be paid an Advisory Fee of eight-percent (8%) of the Business Combination Value (as defined below); or

          2.1.2 If the Company's value as established in the Business Combination is valued at Eight Million Dollars ($8,000,000) or more, but less that Ten Million Dollars ($10,000,000), then Cogent will be paid an Advisory Fee of ten percent (10%) of the Business Combination Value (as defined below); or

          2.1.3 If the Company's value as established in the Business Combination is valued at Ten Million Dollars ($10,00,000) or more, then Cogent will be paid an Advisory Fee of twelve percent (12%) of the Business Combination Value (as defined below).

            The Company shall have the option, in its sole discretion, to pay the Advisory Fee in either: (i) cash; or (ii) the Company's voting capital stock, or (iii) securities or other consideration paid by the Third Party in the Business Combination; or (iv) a combination of the foregoing. The Advisory Fee shall be paid only if and when a Business Combination is consummated by the Company and a Third Party and the Closing (as defined below) for such Business Combination has occurred, provided that, the Advisory Fee shall be paid at or simultaneously with, the Closing of any Business Combination. Payment of the Advisory Fee shall be the obligation of the Company regardless of the form or structure of the Business Combination.

     For purposes of this Agreement, the term "Business Combination Value" means the amount equal to the sum of the aggregate fair market value of any securities, issued or received by the Company or its shareholders, and any other non-cash consideration conveyed to the Company or its

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Iehab Hawatmeh, President
May 12,1999
Page 4

shareholders (including, without limitation, any collaboration or joint venture interests delivered or retained by, the Company) and any cash consideration paid, to the Company or its shareholders in connection with a Business Combination and the amount of all indebtedness of the Company, including any affiliate of the Company, which is assumed or acquired by a Third Party or retired or deceased in connection with such Business Combination. The fair market value of any securities issued by the Company, or received from a Third Party by the Company or its shareholders, and any other non-cash consideration either received or delivered by the Company or its shareholders, will be the value determined by the Company and the Third Party immediately prior to the Closing of the Business Combination.

     The "Closing" shall be deemed to take place at the time when any consideration or Business Combination Value to be paid in connection with the Business Combination has been transferred, or the evidence of ownership or title delivered, to the party or parties entitled thereto under the applicable Business Combination documents.

     3. Registration Rights. In the event that all or any part of the Advisory Fee is paid to Cogent in equity securities of a Third Party, then the Company hereby undertakes to use its best efforts to negotiate with such Third Party prior to the Closing of a Business Combination in which the Company or its shareholders is or are receiving equity securities of the Third Party together with registration rights, for such Third Party to provide registration rights to Cogent. As a condition to receiving registration rights under this -Section 3, Cogent agrees that the equity securities, if any, received by it will be subject to certain restrictions on transfer, rights of repurchase, and other terms and conditions deemed mutually agreeable by Cogent and the Company.

     4. Miscellaneous. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the State of Utah. Any dispute, controversy, claim and other matters in question between the parties hereto arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, unless the parties hereto mutually agree otherwise. There shall be one (1) arbitrator and the appointing authority shall be the American Arbitration Association. The place of arbitration shall be Salt Lake City, Utah. The award by the arbitrator shall be final and binding and judgment may be entered upon such award in accordance with applicable law in any court having jurisdiction thereof. The parties hereby waive any rights to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, any State or Federal court. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its Costs and Fees (as hereinafter defined). "Costs and Fees" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses, such as copying and telephone, witness fees and attorneys' fees, as well as interest on the award.

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Iehab Hawatmeh, President
May 12,1999
Page 5

       This Agreement supersedes all prior agreements and understandings between the Company and Cogent, and can only be amended or modified in a writing signed by the parties hereto. This Agreement shall be binding upon all successors and assigns as their interest shall appear.

      If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      After reviewing this Agreement, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this Agreement attached hereto, whereupon it shall be our binding agreement.

                         Very truly yours,

                         COGENT CAPITAL CORP., a Utah corporation


                         By:  /s/ Gregory L. Kofford
                              Gregory L. Kofford
                         Its: President


ACCEPTED AND AGREED TO:

July 13, 1999



CIRCUIT TECHNOLOGY, INC.,
a Utah corporation



By:  /s/ Iehab Hawatmeh
     Iehab Hawatmeh
Its: President and Director


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